                                                                    EXHIBIT 99.5


                               OFFER TO EXCHANGE

                   ALL OUTSTANDING AMERICAN DEPOSITARY SHARES

                                       OF

                                 CENTERPULSE AG

                                      FOR

                                      CASH
                                      AND
                             SHARES OF COMMON STOCK

                                       OF

                             ZIMMER HOLDINGS, INC.


                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       10:00 A.M., NEW YORK CITY TIME, 4:00 P.M., CENTRAL EUROPEAN TIME,
           ON MONDAY, AUGUST 25, 2003, UNLESS THE OFFER IS EXTENDED.


                                                                 June [--], 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Exchange, dated June [--], 2003 (the "Prospectus"), and the related ADS Letter of Transmittal (which, together with the Prospectus, and any amendments or supplements thereto, collectively constitute the "Offer"), relating to an offer by Zimmer Holdings, Inc., a Delaware corporation ("Zimmer"), to exchange 0.368 of a share of Zimmer common stock, par value $0.01 per share, and the U.S. dollar equivalent of CHF 12 in cash, without interest, for each outstanding American depositary share ("ADS") of Centerpulse AG, a listed company incorporated in Switzerland ("Centerpulse"), upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with Zimmer's offer to acquire all outstanding Centerpulse registered shares (including registered shares represented by Centerpulse ADSs).

     A TENDER OF SUCH CENTERPULSE ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CENTERPULSE ADSS HELD BY US FOR YOUR ACCOUNT.

     Pursuant to the ADS Letter of Transmittal, if you so instruct us as described herein, we will deliver the Centerpulse ADSs to the U.S. exchange agent and instruct it to have the Centerpulse registered shares underlying the Centerpulse ADSs tendered to Zimmer. References in this document to the tender of Centerpulse ADSs shall mean the foregoing process.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Centerpulse ADSs held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

     1. The consideration for each Centerpulse ADS is 0.368 of a share of Zimmer common stock and the U.S. dollar equivalent of CHF 12 in cash, without interest.

     2. The Offer will contain a mix and match election feature (the "Mix and Match Election"), whereby holders of Centerpulse ADSs may elect to receive either more shares of Zimmer common stock or more cash than the standard entitlement of 0.368 of a share of Zimmer common stock and the U.S. dollar equivalent of CHF 12 in cash, without interest, per Centerpulse ADS. However, this election will be available to holders of Centerpulse ADSs only to the extent that off-setting elections have been made by other tendering securityholders in the Offer or the concurrent exchange offer made by Zimmer for the bearer shares of InCentive Capital AG ("InCentive") to receive more shares of Zimmer common stock or more cash. To the extent that elections cannot be satisfied as a result of such off-setting elections, entitlements to shares of Zimmer common stock and cash in excess of the standard entitlement will be reduced on a pro rata basis. Once the share allocations have been determined, the cash element of the consideration will be reduced or increased (as the case may be) for each securityholder who has been allocated an increased or reduced number of shares of Zimmer common stock. All calculations will be made by reference to the number of acceptances and elections as of the last day of the subsequent offering period applicable to the Offer and, for the purposes of these calculations, the value per share of Zimmer common stock shall be $48.28. Holders of Centerpulse ADSs who wish to utilize the Mix and Match Election must complete the Mix and Match Election Form attached to the ADS Letter of Transmittal and return it to the U.S. exchange agent either at the time of the submission of the ADS Letter of Transmittal or at any time thereafter, but prior to the expiration of the subsequent offering period applicable to the Offer. For a valid Mix and Match Election to be made, the properly completed and duly executed Mix and Match Election Form must be received by the U.S. exchange agent prior to the expiration of the subsequent offering period applicable to the Offer. Any holder of ADSs who wishes to receive the standard entitlement need not submit or complete a Mix and Match Election Form. Holders of ADSs who do not properly complete and submit the Mix and Match Election Form to the U.S. exchange agent in a timely fashion will receive the standard entitlement of Zimmer common stock and cash set forth in the Offer.

     3. Zimmer is using the Prospectus to make the Offer for all outstanding ADSs and for all Centerpulse registered shares held by holders located in the United States. Zimmer is using a separate Swiss exchange offer prospectus, to which the Prospectus is attached as an Exhibit, to make the Offer for all outstanding Centerpulse registered shares and ADSs held in Switzerland and in other jurisdictions outside the United States.


     4. Under Swiss law, the Offer is subject to a "cooling-off" period of 10 Swiss trading days at the beginning of the Offer period during which tenders of Centerpulse ADSs will not be recognized as valid tenders under the Offer. Therefore, July 3, 2003 is the first date upon which tenders of Centerpulse ADSs will be recognized as valid tenders under the Offer.



     5. The Offer and withdrawal rights will expire at 10:00 a.m., New York City time, 4:00 p.m., Central European time, on Monday, August 25, 2003, unless the Offer is extended.


     6. The Offer is conditioned upon, among other things, Zimmer having received valid acceptances for at least 66 2/3% of the total number of the Centerpulse registered shares outstanding, including registered shares represented by ADSs, and Centerpulse registered shares held by InCentive (if Zimmer's exchange offer for bearer shares of InCentive has become unconditional), as of the expiration of the offer period applicable to the Offer. The Offer is also subject to the other terms and conditions contained in the Prospectus.


     7. Tendering securityholders will not be obligated to pay brokerage fees or commissions to Zimmer, the U.S. exchange agent, the information agent or the dealer manager on the transfer of Centerpulse ADSs pursuant to the Offer.


     If you wish to have us tender any or all of your Centerpulse ADSs, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your Centerpulse ADSs, all such ADSs will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR CENTERPULSE ADSS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Prospectus and the related ADS Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Centerpulse ADSs residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                             THE OFFER TO EXCHANGE
                   ALL OUTSTANDING AMERICAN DEPOSITARY SHARES
                                       OF
                                 CENTERPULSE AG
                                    FOR CASH
                                      AND
                             SHARES OF COMMON STOCK
                                       OF
                             ZIMMER HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange, dated June [--], 2003 (the "Prospectus"), and the related ADS Letter of Transmittal (which, together with the Prospectus, and any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Zimmer Holdings, Inc., a Delaware corporation ("Zimmer"), to exchange 0.368 of a share of Zimmer common stock, par value $0.01 per share, and the U.S. dollar equivalent of CHF 12 in cash, without interest, for each outstanding American depositary share ("ADS") of Centerpulse AG, a listed company incorporated in Switzerland ("Centerpulse").

     This will instruct you to tender to Zimmer the number of ADSs indicated below (or if no number is indicated below, all such ADSs) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Number of ADSs                                                                             SIGN HERE
to be Tendered:* -----------------------------------              -----------------------------------------------------------
                                                                  -----------------------------------------------------------
                                                                                        (SIGNATURE(S))

Account Number: ----------------------------------                -----------------------------------------------------------

Date: -----------------------------------------------, 2003       -----------------------------------------------------------
                                                                                        (PRINT NAME(S))

                                                                  -----------------------------------------------------------

                                                                  -----------------------------------------------------------
                                                                                      (PRINT ADDRESS(ES))

                                                                  -----------------------------------------------------------
                                                                              (AREA CODE AND TELEPHONE NUMBER(S))

                                                                  -----------------------------------------------------------
                                                                    (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))

---------------

* Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

                          MIX AND MATCH ELECTION FORM

     You may utilize the Mix and Match Election so long as you accept the Offer prior to the expiration of the subsequent offering period applicable to the Offer. To utilize the Mix and Match Election you must complete and return this Mix and Match Election Form to our attention prior to the expiration of the subsequent offering period applicable to the Offer.

COMPLETE THIS FORM IF YOU WISH TO ELECT TO RECEIVE EITHER MORE SHARES OF ZIMMER COMMON STOCK OR MORE CASH THAN THE STANDARD ENTITLEMENT.

  1    CENTERPULSE ADSS -- TOTAL NUMBER OF ADSS                                BOX 1

       Total number of Centerpulse ADSs tendered.



  2    CENTERPULSE ADSS -- ELECTIONS                                           BOX 2A

       Number of tendered Centerpulse ADSs for which you would like to receive the standard entitlement of 0.368 of a share of Zimmer common stock and the U.S. dollar equivalent of CHF 12 in cash, without interest, per Centerpulse ADS.

                                                                               BOX 2B

       Number of Centerpulse ADSs for which you would like to make a Mix and Match Election. You must also complete Box 3A and/or Box 3B if you make this election.
       Note: The total number of Centerpulse ADSs in Box 2A and Box
       2B must equal the number of Centerpulse ADSs in Box 1.

  3    CENTERPULSE ADSS -- MIX AND MATCH ELECTION                              BOX 3A

       Number of tendered Centerpulse ADSs for which you would like to receive the maximum number of shares of Zimmer common stock possible.

                                                                               BOX 3B

       Number of Centerpulse ADSs for which you would like to receive the maximum amount of cash possible.
       Note: The total number of Centerpulse ADSs in Box 3A and Box
       3B must equal the number of Centerpulse ADSs in Box 2B.


                                                                                           SIGN HERE
                                                                    --------------------------------------------------------
                                                                    --------------------------------------------------------
                                                                                         (SIGNATURE(S))
                                                                    --------------------------------------------------------
Account Number: --------------------------------                    --------------------------------------------------------
                                                                                        (PRINT NAME(S))
Date: ---------------------------------------------,                --------------------------------------------------------
2003                                                                --------------------------------------------------------
                                                                                      (PRINT ADDRESS(ES))
                                                                    --------------------------------------------------------
                                                                              (AREA CODE AND TELEPHONE NUMBER(S))
                                                                    --------------------------------------------------------
                                                                     (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))

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